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                                                                   Exhibit 10-20




                                                  FINAL VERSION 5.2 / 24.05.2002

                         NON-BINDING ENGLISH TRANSLATION

                      LOAN AGREEMENT OVER 7.600.000,00 EUR
                     for the rehabilitation of a waste dump





                                  b e t w e e n



  ZELLSTOFF- UND PAPIERFABRIK ROSENTHAL GMBH & CO. KG, BLANKENSTEIN A. D. SAALE
                             (hereinafter ,,debtor")


                                      a n d


                       BAYERISCHE HYPO- UND VEREINSBANK AG
                            (hereinafter ,,creditor")



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
Contents:

 1.     definitions                                                           4
 2.     amount of loan                                                        6
 3.     purpose                                                               6
 4.     availment                                                             6
 5.     conditions of payment                                                 6
 6.     interest                                                              8
 7.     term, repayment                                                       8
 8.     interest period                                                       9
 9.     advance repayment                                                     9
10.     increased cost                                                       10
11.     payments                                                             10
12.     collateral, right of bank to further collateral                      10
13.     representations and warranties, conditions, termination              10
14.     delay with payments                                                  12
15.     transfer                                                             12
16.     commitment interest                                                  12
17.     fees                                                                 13
18.     expenses                                                             13
19.     effective date                                                       13
20.     escape clause                                                        13
21.     applicable law, venue                                                13
22.     standard banking terms                                               13
23.     requirement of written form                                          13
24.     law against money laundering                                         13
25.     communication                                                        13
26.     copies                                                               14



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                                                                              3

PREAMBLE

 The debtor is a limited partnership under German law (GmbH & Co. KG) incorporated on 31.12.1997 with Spezialpapierfabrik Blankenstein GmbH as personally liable partner and ZPR Beteiligungs GmbH as only limited partner.

Sole purpose the debtor's business operation is the construction and operation of a pulp and paper mill in Blankenstein / Saale (hereinafter "pulp mill").

The debtor concluded on 06.07.1998 with Bayerische Hypotheken- und Wechsel-Bank AG and Bayerische Vereinsbank AG a project loan agreement amounting to 508.000.000,00 DM for the financing of construction and operation of the pulp mill, the last change of which was agreed by amendment agreement number 4 (hereinafter "project loan agreement"). The parties listed on the signing page of amendment agreement number 4 to the project loan agreement have joined the project loan agreement as creditors.

The debtor now intends to rehabilitate a waste dump located on his factory premises and forming part of the business operation (hereinafter "facilities") according to requirements by the competent authorities at an anticipated maximum cost of 8.000.000,00 EUR (eight million euro) dispose of the contents of the waste dump and clear the waste dump for disposal of new waste from the operation of the pulp mill (hereinafter "project").

Construction is planed to begin in May 2002.

It is planed to finish the project with respect to the use of at least major parts of the waste dump until 01.06.2003. Recultivation of the facilities is anticipated to be finished until 31.10.2003.

The anticipated period of use for the waste dump is 12 years.

The bank is prepared to provide to the debtor for the purpose of financing the project a loan amounting to 7.600.000,00 EUR under the terms and conditions of this agreement.

The debtor as well as the guarantors of the project loan agreement (as defined in the project loan agreement) have agreed into the conclusion of this agreement.

Based hereon the parties agree as follows:


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                                                                               4

1.       DEFINITIONS

inherited environmental liabilities                  substances or remainders of substances on the premises
                                                     of the facilities which could lead to the coming into
                                                     existence or assertion of further claims by thirds
                                                     which were not enforceable by the time of conclusion
                                                     of this agreement and are not provided for in the
                                                     financial plan, or which could lead to claims or
                                                     conditions set by thirds including authorities;

facilities                                           waste disposal operated on the premises of the debtor
                                                     and operated by the debtor to dispose of waste from
                                                     the production process, in particular chalk, ashes and
                                                     household waste;

conditions for payments                              The conditions set under item 5 of this agreement for
                                                     payments made by the creditor to the debtor;

payment period                                       The period between conclusion of this agreement until
                                                     30. November 2003;

bank                                                 Bayerische Hypo- und Vereinsbank AG, Munich

bank working day                                     A day on which banks in Munich are open and on which
                                                     payments can be made over TARGET (Trans-European
                                                     Automated Real-Time Gross Settlement Express Transfer)

construction period                                  The period between the beginning of construction works
                                                     until completion

planning costs                                       The costs for planning and controlling of the
                                                     construction of the facilities amounting to
                                                     approximately 500.000,00 EUR

operation period                                     Period after the completion date

final due date                                       Is defined as the date when all amounts payable by the
                                                     debtor under this agreement have to be repaid, agreed
                                                     to be the 30. September 2013

EURIBOR                                              EURIBOR means the average per annum-interest-rate
                                                     which is fixed based on the quotes of leading banks at
                                                     European Interbank Euro market for Euro loans
                                                     for a period which corresponds with the
                                                     applicable fixed interest period and which is
                                                     published two bank working days before the beginning
                                                     of any fixed interest period at 11:00 o'clock
                                                     Brussels time on page 248 Bridge Telerate Service


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                                                                              5

                                                     Should the respective Interbank rate not be
                                                     published on this day the Interbank rate is
                                                     calculated for the respective interest period
                                                     as the arithmetic average of interest rates p. a.,
                                                     which have been forwarded to the bank at 11:00
                                                     o'clock Munich time two banking days before the
                                                     first day of the respective fixed interest period by
                                                     three German major banks for loans by major banks
                                                     amounting to the respective Euro amount for the
                                                     respective interest period. Should the bank only
                                                     receive two quotes by major banks the Interbank rate
                                                     will be forwarded on the basis of the two quotes. If
                                                     a minimum of two quotes is not available the interest
                                                     rate will be calculated by adding the margin according
                                                     to item 6.2 of this agreement and the actual
                                                     refinancing costs of the bank for amounts corresponding
                                                     to the amount, currency and interest period of the
                                                     respective availment of the loan;

completion date                                      The day on which the project should be completed
                                                     under the terms of the general construction
                                                     agreement and which is fixed for the purpose of
                                                     this agreement to be the 31. October 2003;

financing plan                                       Plan  showing the raising  and  employment  of funds by
                                                     the debtor regarding the project according to annex 3

general contractor                                   Bidding partners for the waste disposal Arlasgrund
                                                     with joint liability, consisting of (i) ecosoil
                                                     Sanierung GmbH, Bottrop, and (ii) ABS Anhaltinische
                                                     Braunkohlesanierungs- gesellschaft mbH, both as
                                                     successors of HOCHTIEF Umwelt GmbH, Schkeuditz;

general contractor costs                             The costs of the involvement of the general
                                                     contractor (excluding VAT on invoices of the general
                                                     contractor) amounting to approximately 7.100.000,00 EUR

general contracting agreement                        Agreement between the debtor and the general
                                                     contractor on the construction of the facilities by
                                                     the general contractor

loan                                                 The loan provided to the debtor under this agreement
                                                     amounting to 7.600.000,00 EUR


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
debtor                                               Zellstoff- und Papierfabrik Rosenthal GmbH & Co. KG,
                                                     Blankenstein an der Saale

project                                              has the meaning as defined in the project loan
                                                     agreement

project loan agreement                               The agreement of 06. July 1998 between the debtor and
                                                     Bayerische Hypotheken- und Wechselbank AG and
                                                     Bayerische Vereinsbank AG amounting to 508.000.000,00
                                                     DEM regarding financing of the construction and
                                                     operation of the pulp mill, last changed by amendment
                                                     agreement No 4

project                                              The rehabilitation and reconstruction of the
                                                     facilities for further waste disposal

payment request                                      Irrevocable request by the debtor according to annex 1
                                                     in which the debtor requests payment of the loan (or
                                                     parts of the loan) from the bank



2.       LOAN AMOUNT

The bank, under the terms of this agreement, provides to the debtor a cash loan amounting to a total of 7.600.000,00 EUR (in words: Euro sevenmillionsixhundredthousand) exclusively meant for the financing of the project.

3.       PURPOSE OF THE LOAN

3.1 The loan provided under item 2 has the exclusive purpose of financing the project; it is assumed that (i) part of 7.100.000,00 EUR of the loan will be used to pay the general contractor costs, commitment interest and charges and (ii) a further amount of 500.000,00 EUR to pay the construction planning costs.

3.2 Unregarded of the obligations of the debtor under item 13.2.1a) the bank does not have the obligation to control the use of the funds by the debtor.

4.       AVAILMENT

4.1 The debtor may request payment of the loan within the payment period, earliest 5 bank working days after fulfilment of all conditions under item 5. Fulfilment of the payment conditions has to be confirmed by the bank in written form to the debtor.


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                                                                             7

4.2. A payment request may not be revoked and constitutes an obligation of the debtor to accept payment.

4.3 Amounts which have not been requested for payment within the payment period are cancelled and may not be requested any further.

4.4 The payment of all loan amounts under this agreement will be effected to the revenue account of the debtor (as defined in the project loan agreement).

4.5 The debtor will provide equity according to the financing plan in annex 3 pro rata to the availment of the loan under this agreement.

5.       PAYMENT CONDITIONS

The payment of the loan to the debtor will be effected under the condition to the following documents or confirmations have been presented or given proof of, which documents have to be in accordance with the requirements of the bank.

5.1      Conditions for the availment of the loan

         Before availment of the loan the following documents have to be presented to the bank and the following conditions have to be fulfilled to the satisfaction of the bank:

5.1.1 A copy of the current statute and register excerpt of the debtor confirmed by one of the managing directors of the debtor as being identical with the original as well as shareholder resolutions regarding the project (including this agreement) in the version valid on the day of conclusion of this agreement;

5.1.2 Copies certified by a managing director of the debtor to be identical with the original of concluded agreements respectively drafts of important agreements to be concluded regarding the project with terms acceptable for the bank; in particular the bank has to be provided a binding offer of the general contractor to conclude a general contracting agreement as well as a draft of the general contracting agreement (including annexes), not exceeding an amount of 7.100.000,00 EUR and providing for a completion date 30. November 2003 the latest, as well as providing for standard contractual penalties and guaranties;

5.1.3 Certified annual account of the debtor as of the end of last business year before payment of the loan. Should the period between the end of the last business year and payment of the loan be longer than 5 months the debtor has to provide appropriate interim information on his financial situation and profits according to the terms of the project loan agreement.

5.1.4 Presentation of an environmental and construction permit (planning decree of Thuringer administrative authority of 18. May 1999) containing all necessary permits for construction and operation of the facilities;

5.1.5 Presentation of a confirmation by the general contractor under ss. 48b German income tax act releasing the debtor from the obligation to pay construction tax deduction under ss.ss. 48 subsequent German income tax act to the tax authority competent for the general contractor;


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                                                                              8

5.1.6 Expertise acceptable for the bank on tests regarding the content of the waste disposal including results of the analyses by an independent research institute;

5.1.7 Consent of the debtors and guarantors of the project loan agreement (as agreed there in) to the conclusion of this agreement;

5.1.8    The debtor has confirmed towards the bank that, to his best knowledge,

         a) at no time substances have been disposed of, stored, kept, treated, brought in or out, transported, processed, produced, used, collected, sorted or produced on the facilities which could be considered as inherited environmental liabilities or which could reasonably lead to the assumption that they could be considered as inherited environmental liabilities by the competent authorities or courts;

         b) neither against the debtor nor any possessor of premises of the debtor claims based on environmental charges have been raised or threatened, if such claims can reasonably considered to have a negative impact on the ability of the debtor to fulfil his obligations under this agreement. Accordingly no environmental claims have been raised against members of the debtors management (in this capacity) according to the loan agreement.

5.2      Further conditions for payment requests

         Any availment of the loan under this agreement furthermore requires fulfilment of the following conditions to the satisfaction of the bank:

5.2.1 The statements and guaranties made under item 13 are true at the time of payment, the debtor fulfils the requirements under item 13 and a reason for termination under item 13 does not exist.

5.2.2 The bank has received a complete and signed payment request according to item 3 until 11:00 o'clock Munich time on the third bank working day before availment the latest;

5.2.3 The agreements substantial for the project and provided to the bank according to item 13.2.1b) have been validly signed and are substantially in accordance with the drafts provided to the bank according to item 5.1.2 and have terms satisfactory for the bank;

5.2.4 The amount to be paid out does not, if added with amounts paid out earlier, exceed the total amount of the loan under item 2.

5.3 Further conditions for the availment for financing of the general contractor costs the bank has to be provided with a copy of the invoice of the general contractor according to the payment plan covering the amounts payable by the debtor to the general contractor under the general contracting agreement together with the request for payment. The availment may not exceed the amount of the respective invoices. This does not apply for the availment for the purpose of payments on commitment interest according to item 16 and fees according to item 17.

5.4 Further conditions for the availment of the loan for the financing of construction planning costs


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                                                                              9

a) The debtor may only request a payment to finance construction planning costs once to the end of each calendar month

b) In this case the debtor has, together with the request for payment, inform the bank on construction planning costs since the last request for payment for this purpose.

6.       INTEREST

6.1 Dates for the calculation of interest are 31. March and 30. September of each calendar year. Interest is payable at the end of each fixed interest term.

6.2 Payments on the loan before the first due date for repayment are subject to interest for the term of the availment (i.) with the respective EURIBOR interest rate for one month, two months, three months, five months or six months and in addition (ii) a margin of 4.5 % p. a.

         Should the term of the interest period end in-between two EURIBOR standard monthly terms the interest rate is calculated based on the weighed average.

6.3 The interest rate on the loan is (i) the six months EURIBOR and in addition (ii) a margin of 4.5 % p. a. starting with the first repayment date.

6.4 Should the last day of an interest term not be a bank working day the interest term ends on the following bank working day, except if this day falls into the following calendar month. In this case the interest term ends on the previous bank working day.

6.5 Interest is calculated on the basis of the Euro interest calculation method based on a 360 day year (365/360 respectively 366/360 days).

7.       TERM, REPAYMENT

7.1 The loan has a term of 11 years and is repayable at the end of this term.

7.2 The loan is repayable according to the repayment schedule enclosed as annex 2 to this agreement.

7.3 The debtor accepts the obligation to make repayments only from funds which he is free to dispose off after payment of all liabilities which are mentioned under article 20.2 (a) (i) - (iv) of the project loan agreement and liabilities which have priority to obligations of the debtor under this agreement. The debtor accepts the obligation to make all payments under this agreement with priority to all payments related to shareholder loans.

7.4 Amounts of the loan paid out under this agreement and repaid to the creditor may not be requested for payment to the debtor again.

8.       INTEREST PERIOD

8.1 Before the first repayment date interest periods have a flexible term of a minimum of one month and a maximum of six months; they end at the next following interest calculation date according to item 6.1 of this agreement in any case. At the interest calculation dates


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                                                                             10

         under item 6.1 of this agreement all open amounts under the loan agreement will be consolidated and considered as one amount. The interest period for this consolidated amount will generally be six months.

8.2 From the first repayment date the term of the interest period is generally six months.

8.3 The first interest period relating to amounts paid out under the loan agreement begins with the respective payment date. Each following interest period begins immediately after the term of the previous interest period.

8.4 Should an interest period for an amount paid out before 31. March 2004 end after 31. March 2004 it will in any case end with 31. March 2004. From this date all open amounts under the loan agreement will be consolidated and considered to be one amount.

8.5      All interest periods end with the final due date.

9.       ADVANCE REPAYMENT

9.1 The debtor has the right to deliberately make advance repayments (hereinafter "advance repayments") under the loan agreement. Advance repayments have to be made to the end of an interest period and have to be announced to the bank at least 14 bank working days before repayment in written form. They will be settled with the last due ordinary repayment rate under the credit agreement.

9.2 Advance repayments have to be at least at an amount of 50.000,00 EUR or any full multiple of this amount.

10.      INCREASED COST

10.1 Should for reason of changes of the law, changes of directives, decrees or orders of the bank control authority regarding minimum reserve, minimum liquidity or equity the cost of the bank to maintain its loan increase or should the margin actually realised under this agreement be reduced ("additional cost") the bank has the right, after informing the debtor, to demand payment of the amount of additional cost from the debtor. The information to the debtor has to contain the calculated amount of additional cost, the date on which or from which the additional cost has occurred as well as the reason for the additional cost. The bank does not have the obligation to forward confidential information or information which may allow conclusions concerning the organisation of the bank or of its holding.

10.2 The debtor has to reimburse the bank for the additional cost as given proof of within 10 days after receipt of the information by the bank.

11.      PAYMENTS

11.1 The debtor will make all payments under this loan agreement without request to an account named by the bank with the right availability date and effective in the respective currency as agreed.

11.2 Should a due date not be a bank working day the payment has to be made on the next following working day except if this day falls into the next calendar month. In this case the payment is due on the last previous bank working day before the due date.


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12.      COLLATERAL, RIGHT OF BANK TO FURTHER COLLATERAL

12.1     The loan is preliminary granted without collateral.

12.2 Should the risk evaluation of the bank for its claims under this agreement change within the term of this agreement the bank may, if the project loan agreement has been totally or in substantial parts repaid at such time, make use of its right under item 13 subitem 2 of its standard terms to demand from the debtor additional collateral within a delay of at least 14 bank working days.

13.      REPRESENTATIONS AND WARRANTIES, CONDITIONS, TERMINATION

13.1     General

         Generally article 18 (representations and warranties) and article 22 (termination) of the project loan agreement in their respective version apply to this agreement. This also applies for the case that the debtor has repaid the project loan before the final due date under this loan agreement or the project loan agreement should be void or invalid for other reasons; in this case the respective terms apply in the last valid version of the project loan agreement. Should the articles of the project loan agreement referred to relate to the project according to the project loan agreement they have to be interpreted, for the purposes of this agreement, as referring to (i) the project according to the project loan agreement as well as (ii) the project under this agreement.

13.2     Requirements

13.2.1   The debtor has to fulfil the following requirements:

a) The debtor has to use the amounts made available to him under the loan agreement immediately after payment to the account named under item 4.4 exclusively for payment as provided for in item 3 of this agreement.

b) The debtor will provide the bank immediately after signature with a copy of such agreements validly signed and of substantial interest for the project as defined in item 5.1.2, such copy to be certified by a managing director of the debtor to be identical to the original;

c) The debtor will provide to the bank, during the constructing period, a monthly report as requested by the bank on the progress of the project, containing information on the construction progress, compliance with agreed dates, construction costs, expected payments for the following month, current operational cost as well as all extraordinary incidences regarding the project in the previous month. All extraordinary incidences as well as material problems regarding the construction have to be reported to bank immediately. Also the solution of any problems, costs of such solution, time needed as well as other consequences regarding the future operation of the facilities have to be explained. The bank has the right to demand changes to the report needed by the bank if such changes can reasonably expected.

d) The debtor will provide, in the operational phase, provide to the bank a quarterly report (due together with the reports provided for under article 19.1 (a) of the project loan

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         agreement) designed to satisfy the needs of the bank on the performance, readiness to use, technical availability of the facilities, operational cost as well as all extraordinary incidences of the previous quarter. All extraordinary incidences as well as major technical problems have to be reported to the bank immediately, at a maximum of one week after their occurrence. Also the solution of any problem, cost of such solution, time needed as well as other consequences for the operation of the facilities have to be reported. The bank has the right to demand changes to the report needed by the bank if such changes can reasonably expected.

e) The debtor will provide the bank with documentation from the general contractor on the correct disposal of the contents of the waste dump according to the general contractor agreement.

f) The debtor has the obligation to admit the bank to its operational premises at any time.

g) The debtor has the obligation to report to the bank immediately any discovery or any suspicion regarding the existence of inherited environmental charges on the premises of facilities as well as any costs exceeding the amounts to be invested under the financing plan.

h)       The debtor has the obligation to cover all exceeding costs according to item 13.2.1 (g) using equity or his cash flow.

i) The debtor will implement the project as planned and will fulfil all agreements regarding the project.

j) The debtor will run the facilities according to generally accepted rules.

k) The debtor will maintain all permits and other immaterial rights necessary for the construction and operation of the facilities.

l) The debtor accepts the obligation to use the facilities only for the disposal of his own waste from the operation of the project and not to store waste for third parties.

m) The debtor will, on request, provide the bank with adequate proof regarding the use of the amounts agreed under this loan agreement as well as proof of the equity funds used for the project according to the financing plan enclosed as annex 3.

13.2.2 In addition to the terms of article 22 (termination) of the project loan agreement the bank has the right to demand repayment of the loan if

a) the debtor is in delay with any payment under this agreement, be it repayment or interest, and payment is not made within 7 bank working days after delay has occurred, or if (ii) the debtor is in delay with any other payments and such payments are not made within 5 bank working days after a reminder;

b) the debtor is in delay with any payment under the project loan agreement and such payment is not made within the delays provided for under article 22.1 (a) of the project loan agreement.

14.      DELAY WITH PAYMENT

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                                                                             13

In case of delay of the debtor with any payments under this agreement the bank has the right to charge a delay interest rate amounting to the base interest rate (Basiszinssatz) plus 6 % p. a. for the period from the beginning of the delay until receipt of the open amount. The claim for further damages is unaffected; the debtor may give proof of a lower amount of damages.

15.      TRANSFER

15.1 The debtor may not transfer any rights or claims under this agreement to thirds.

15.2 The bank may grant sub participations to members of the European System of Central Banks, banks, financial services companies, finance companies, assurance companies, capital collecting entities, trusts, pension trusts, public pension funds and comparable institutions, considering generally accepted banking standards. The bank may in particular implement such transfer for purposes of risk sharing, optimising equity or refinancing. The debtor hereby waives his right to banking secrecy, limited to the mentioned purposes.

16.      COMMITMENT INTEREST

16.1 Commitment interest on the amounts of the loan which have not been paid out is 0.5 % p. a. Commitment interest will be calculated exactly based on a 360 day year. Commitment interest is calculated as of 30. March and 30. September of any calendar year for the previous six months.

16.2 Commitment interest may be paid from amounts provided for construction costs under this agreement.

17.      FEES

17.1 The bank is entitled to a fee for structuring and fees for documentation according to a separate agreement, payable with the signature of this agreement.

17.2 The fees may be paid from the first amount paid out under this loan agreement.

18.      EXPENSES

The debtor has to reimburse to the bank all costs and other charges incurred by the bank in connection with the negotiation, conclusion and execution of this agreement or claims by thirds related hereto (in particular external lawyer fees, consulting fees, accounting fees). Furthermore the debtor has to pay all expenses according to item 12 subparagraph 5 of the standard banking terms of the bank.

19.      EFFECTIVE DATE

This loan agreement will be effective on the day of signature.

20.      ESCAPE CLAUSE

20.1 Should any provision of this agreement be held wholly or in part invalid or unenforceable, the validity or enforceability of the other parts shall not be affected thereby. The invalid or unenforceable provision shall be deemed replaced by such valid and enforceable

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                                                                             14

         provision which serves best the economic interest of the contract parties originally pursued by the invalid or unenforceable provision.

20.2 Should, after conclusion of this agreement, amendments be necessary regarding new facts, such amendments have to be in accordance with the aims and purposes of this agreement.

21.      APPLICABLE LAW, VENUE

This agreement is subject to German Law. Venue and place of delivery is agreed to be Munich.

22.      STANDARD BANKING TERMS

In addition to this agreement, standard banking terms as provided to the debtor on the day of signature apply.

23.      REQUIREMENT OF WRITTEN FORM

No side agreements have been made. Modifications of this loan agreement require written form. This also applies to any waiver of the requirement of written form.

24.      LAW AGAINST MONEY LAUNDERING

The debtors hereby confirms towards the bank that the loan is only used for the own account of the debtor and that the debtor is economically the exclusive holder of the title as provided for under paragraph 8 of the law against money laundering.

25.      COMMUNICATION

Information regarding this loan agreement has to be addressed to:

25.1     debtor:
         Zellstoff- und Papierfabrik Rosenthal GmbH & Co. KG
         Hauptstra(beta)e 16
         07366 Blankenstein (Saale)
         Hr. Nossol
         Telefax: 036642 822 70
25.2     bank:
         Bayerische Hypo- und Vereinsbank AG
         Global Project Finance / FPA1
         Am Tucherpark 1
         80538 Munchen
         Hr. Baier
         Telefax: 089 378 41 518
         cc   Telefax: 089 378 26162

26.      COPIES

This agreement is executed in two originally signed copies. Each of these copies is regarded as an original.


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                                                                             16

for Zellstoff- und Papierfabrik Rosenthal GmbH & Co. KG:



Blankenstein, 27. May 2002



...............................                    .............................
name:                                             name:
function: Managing Director                       function: Managing Director




for Bayerische Hypo- und Vereinsbank AG:



Munich, 24. May 2002



...............................                    .............................
name: Thomas Baier                                name: Marc Thumecke
function: Project Manager FPA 1 Industries        function: L/FPA 1 Industries

ANNEX 1
EXAMPLE PAYMENT REQUEST



[letterhead ZPR]



Bayerische Hypo- und Vereinsbank AG
Global Project and Asset Finance / FPA 1 to the att. of Mr. Baier

                                                            Blankenstein, [date]

CONTRACT OF 27. MAY 2002 REGARDING FINANCING OF A WASTE DUMP TO AMOUNT OF 7.600.000,00 EUR

Dear Sirs,


We refer to the above mentioned loan agreement and make use of the credit you granted us as follows amount:

                  date of payment:

We confirm that the conditions of payment according to item 5 of the loan agreement are satisfied and assure that the declaration according to item 5.1.8 of the loan agreement regarding to the circumstances at the time of this payment request are true that we fulfilled the mentioned obligations in every respect according to item 13 of the loan agreement and that no reason for termination respectively resignation according to item 13 of the loan agreement is given.

The loan funds, which we herewith make use of, are destined for financing of (the general contractor agreement and/or planning construction costs and/or provisions and/or fees) according annex.

Yours sincerely,


Zellstoff- und Papierfabrik Rosenthal GmbH & Co. KG, Blankenstein:



...............................                    .............................
name:                                             name:
function:                                         function:

ANNEX:     (invoice(s) of the general constructor of [date] to the total amount
of...or proof of the general construction costs)

ANNEX 2
AMORTIZATION SCHEDULE


                    DATE                                         AMOUNT IN TEUR

                    31.03.2003                                          -
                    30.09.2003                                          -
                    31.03.2004                                        247
                    30.09.2004                                        261
                    31.03.2005                                        275
                    30.09.2005                                        289
                    31.03.2006                                        303
                    30.09.2006                                        317
                    31.03.2007                                        331
                    30.09.2007                                        345
                    31.03.2008                                        359
                    30.09.2008                                        373
                    31.03.2009                                        387
                    30.09.2009                                        401
                    31.03.2010                                        415
                    30.09.2010                                        429
                    31.03.2011                                        443
                    30.09.2011                                        457
                    31.03.2012                                        471
                    30.09.2012                                        485
                    31.03.2013                                        499
                    30.09.2013                                        513


ANNEX 3



                  APPLICATION                                               PROVENANCE

-------------------------------------------------------------------------------------------------------------
existing use                  amount in Euro                 provenance                      amount in Euro
-------------------------------------------------------------------------------------------------------------
General constructing          7.100.000,00                   financing of waste pump         7.600.000,00
agreement
-------------------------------------------------------------------------------------------------------------
Construction plan and         500.000,00                     own resources                   400.000,00
control
-------------------------------------------------------------------------------------------------------------
reserves / financing fees     400.000,00
-------------------------------------------------------------------------------------------------------------
TOTAL AMOUNT:                 8.000.000,00                   TOTAL AMOUNT:                   8.000.000,00
-------------------------------------------------------------------------------------------------------------